AMENDMENT TO CONSULTANT AGREEMENT

This Amendment (this “Amendment”) to the Consultant Agreement (the “Agreement”) is entered into effective as of August 1, 2019, between PURE Bioscience, Inc., a Delaware corporation (the “Company”), and Dave Pfanzelter (“Consultant”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and Consultant entered into the Agreement effective as of August 13, 2018;

WHEREAS, under the Agreement, Consultant performed consulting services to the Board of Directors (the “Board”) of the Company;

WHEREAS, Consultant desires to continue performing consulting services to the Board, and is willing to continue performing such services on the terms and conditions set forth in the Agreement, as amended by this Amendment;

WHEREAS, the Company and the Board have determined that it is in the best interest of the Company and its stockholders to amend the Agreement as set forth herein; and

WHEREAS, Section 10 (Amendment) of the Agreement provides that the Agreement may be amended in writing in an amendment entered into between the parties.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the Company and Consultant agree as follows:

1. The Agreement is hereby amended by deleting Section 3.2 (Compensation) of the Agreement and replacing it with the following paragraph:

“3.2 Compensation. Commencing as of the Effective Date, the Company shall pay the Consultant $100 per hour for services pursuant to this Agreement, payable on a monthly basis (the “Consultant Compensation”).”

2. This Amendment shall prevail and control with respect to any inconsistency between the provisions of this Amendment and the provisions of the Agreement.

3. This Amendment constitutes an amendment to the Agreement and, except as expressly amended, supplemented or modified in this Amendment, all provisions of the Agreement remain in full force and effect.

4. This Amendment and the Agreement, including any attachments or exhibits incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written communications, proposals, agreements, conditions, warranties or representations with respect to the subject matter hereof and prevails over any conflicting or additional terms of any communication between the parties relating to the subject matter hereof during the Term.

5. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original and such counterparts together will constitute one and the same instrument. In addition, the parties agree that documents executed and transmitted by facsimile, transmitted electronically with electronic or digital signature, or transmitted by email with a scanned copy shall be deemed to be an original signature for purposes of this Amendment.

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IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Amendment.

PURE BIOSCIENCE, INC.			CONSULTANT

By:	/s/ Henry R. Lambert	By:	/s/ Dave Pfanzelter
Name:	Henry R. Lambert		Dave Pfanzelter
Title:	Chief Executive Officer

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